Exhibit 99

NEWS RELEASE

CONTACT:
Alysha Tawney
Manager, Strategy and Investor Relations
713-331-4902
(IR@stage.com)

Stage Stores Announces Participation in the Bank of America Merrill Lynch 2018 Consumer and Retail Technology Conference

HOUSTON, TX, February 27, 2018 -- Stage Stores, Inc. (NYSE: SSI) today announced that the company will be participating in the Bank of America Merrill Lynch 2018 Consumer and Retail Technology Conference in New York City, NY at the St. Regis Hotel on Tuesday, March 13, 2018 with a fireside chat presentation at 1:00 pm Eastern Daylight Time.

The audio portion of the fireside chat presentation will be webcast live through the Investor Relations section of the company’s website (corporate.stage.com) under the “Presentations & Webcasts” caption. The materials management will reference at the conference will also be available in the Investor Relations section of the company’s website. A replay of the fireside chat presentation will be available online for approximately 30 days.

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods.  As of February 27, 2018, the company operates in 42 states through 777 BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE specialty department stores and 58 GORDMANS off-price stores, as well as an e-commerce website at www.stage.com.  For more information about Stage Stores, visit the company’s website at corporate.stage.com.